UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2923 Smith Road, Fairlawn, Ohio 44333

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 666-7979

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 10, 2012 the registrant was advised that The Nasdaq Stock Market had determined that the registrant is eligible for an additional 180 day calendar period, until July 9, 2012, to regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market. To regain compliance, the closing bid price of the Company’s common shares must meet or exceed $1.00 per share for at least ten consecutive business days prior to July 9, 2012.

On July 13, 2011, the Company had received notice from Nasdaq that it did not comply with the minimum bid price requirement for continued listing on The Nasdaq Capital Market because the bid price for its common stock had fallen below $1.00 per share for the 30 consecutive business days prior to the date of that notice. Rule 5550(a)(2) of Nasdaq’s Listing Rules requires a minimum bid price of $1.00 per share. A press release providing details is attached as Exhibit 99.1.

Item 9.01.	(d) Exhibits

99.1	Press release issued January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: January 13, 2012	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

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